Exhibit 6.20

THIS WARRANT HAS BEEN, AND THE SHARES OF STOCK WHICH MAY BE RECEIVED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ACQUIRED BY THE HOLDER HEREOF SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). WITHOUT LIMITATION TO THE OTHER RESTRICTIONS ON TRANSFER OF THIS WARRANT SET FORTH HEREIN, NEITHER THIS WARRANT NOR SUCH SHARES HAVE BEEN REGISTERED UNDER THE ACT OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE SECURITIES LAWS.

Dated: December 20, 2018

MONOGRAM ORTHOPAEDICS INC.

WARRANT TO PURCHASE STOCK

MONOGRAM ORTHOPAEDICS INC., a Delaware corporation (the "Company"), for value received, hereby grants to PRO-DEX, INC. or its permitted assigns (the "Holder") this Warrant (this "Warrant") to purchase from the Company the number Warrant Shares (as defined below) determined in accordance with Section 2 below, for a price per Warrant Share equal to the Exercise Price (as defined below).

1.            Definitions. As used herein:

(a)           “Aggregate Exercise Price” means $1,250,000.

(b)           "Warrant Shares" means Common Shares and, if applicable, Preferred Shares that this Warrant is exercisable for.

(c)           "Common Shares" means shares of common stock (regardless of class or series) of the Company outstanding as of the date of exercise of this Warrant.

(d)           "Preferred Shares" means shares of preferred stock (regardless of class or series) of the Company outstanding as of the date of exercise of this Warrant.

(e)           "Exercise Price" means (A) if the Warrant Shares consist solely of Common Stock, then a price per each Warrant Share equal to the amount obtained by dividing (x) $1,250,000 by (y) the number of Warrant Shares issuable hereunder and (B) if the Warrant Shares consist of both Common Stock and Preferred Stock, then the Holder and the Company shall reasonably allocate the Aggregate Exercise Price on a per-share basis to each respective class and series of Warrant Share.

(f)            "Fully-Diluted Capitalization" means, as of any date and subject to Section 2(ii) below, the total number of Common Shares outstanding on such date determined on a fully-diluted basis assuming full conversion or exercise of all preferred stock and other convertible and exercisable securities then outstanding (including outstanding options and warrants, but excluding this Warrant).

2.            Number of Warrant Shares. The total number of Warrant Shares for which this Warrant shall be exercisable shall be:

(i)       Preferred Shares of each class or series of preferred stock of the Company outstanding on the date or dates of exercise, up to an aggregate amount for each such class or series equal to five percent (5%) (calculated on a post-exercise basis) of the total issued and outstanding number of Preferred Shares of such class or series; plus

(ii)       Common Shares equal to five percent (5%) (calculated on a post-exercise basis) of the Fully-Diluted Capitalization as of the date or dates of exercise; provided, that any Preferred Shares that this Warrant has been or may be exercised for, as of the time of calculation, shall be excluded for purposes of determining Fully-Diluted Capitalization.

3.            Exercise.

(a)           This Warrant may be exercised by the Holder, in whole or in part, at any time prior to the Expiration Date (as defined in Section 8 below) by the tender to the Company at its principal office of a notice of exercise in the form of Exhibit A (the "Notice of Exercise"), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant and the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Warrant Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

(b)           In lieu of exercising this Warrant pursuant to Section 3(a), if the fair market value of one Warrant Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Warrant Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Warrant Shares computed using the following formula:

X	=	Y (A – B)
A

Where:

X	=	The number of Warrant Shares to be issued to the Holder

Y	=	The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A	=	The fair market value of one Warrant Share (at the date of such calculation)

B	=	The Exercise Price (as adjusted to the date of such calculation)

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For purposes of the calculation above, the fair market value of one Warrant Share shall be determined by the Board of Directors of the Company (the "Board") acting in good faith based on the then current enterprise value of the Company (without any discount for lack of control, lack of marketability or any similar discount) as of the date of exercise and may, in the case of Preferred Shares, take into account all liquidation preferences and other senior rights attaching to such Preferred Shares. The determination of the fair market value of each Warrant Share shall be subject to the reasonable approval of the Holder. If the Company and the Holder cannot agree to the fair market value of each Warrant Share, the Company and the Holder shall submit such determination to a business valuation expert. The cost of the business valuation expert shall be paid one-half by the Company and one-half by the Holder. The determination of the business valuation shall be final and binding on the Company and the Holder, except in the case of manifest error.

(c)           The rights under this Warrant shall be deemed to have been exercised and the Warrant Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Warrant Shares issuable upon such exercise. If the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Warrant Shares that remain subject to this Warrant.

(d)          The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 8 by so indicating in the Notice of Exercise.

(e)           In the event that, upon the Expiration Date, the formula in Section 3(b) would result in a net positive number of Warrant Shares issuable to the Holder, then this Warrant shall automatically be deemed on and as of such date to be exercised in full pursuant to Section 3(b) without any action on behalf of the Holder.

4.            Transfers; Preferred Share Documents.

(a)           Neither this Warrant nor any Warrant Shares issuable upon exercise hereof may be sold, assigned, transferred, pledged, conveyed or otherwise encumbered (each a "Transfer"), whole or part, except in compliance with the Securities Act and applicable state securities laws and, if applicable, the terms of any agreement entered into pursuant to Section 4(b). The Company may condition consent to any such Transfer upon receipt of a written acknowledgement of the transferee to be bound by the terms and conditions of this Warrant. Without limiting the foregoing, the Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees that the Holder shall not be permitted to Transfer this Warrant or any Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant and such Warrant Shares under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company in its sole discretion, that such registration and qualification are not required. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

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(b)           In connection with the Exercise of this Warrant for any Preferred Shares, the Holder shall be required to execute any deliver any agreements and documents entered into among the holders of Preferred Shares generally, including any investors' rights agreement, voting agreement or similar investment-related agreements.

5.            No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6.            Representations and Warranties of the Holder. This Warrant is issued to the Holder in reliance upon the following representations and warranties made by the Holder to the Company:

(a)           Acquired Entirely for Own Account. This Warrant is, and the Warrant Shares to be issued upon exercise of this Warrant will be, acquired by the Holder for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof except as permitted by the Securities Act and applicable state securities laws, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to Transfer or grant participations to such person or to any third person, with respect to this Warrant or the Warrant Shares. The Holder has not been formed for the specific purpose of acquiring the Securities.

(b)           Restricted Securities. The Holder understands that this Warrant and the Warrant Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein. The Holder understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Warrant Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Warrant Shares for resale. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Warrant Shares, and on requirements relating to the Company which are outside of the Holder's control, and which the Company is under no obligation and may not be able to satisfy.

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(c)           No Public Market. The Holder understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Warrant Shares.

(d)           Accredited Investor. The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

7.            Lock-up Agreement. If requested by the Company or any underwriter in connection with an Initial Public Offering (as defined below), the Holder will agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than any securities specifically in the registration for the Initial Public Offering) without the prior written consent of the Company or such underwriter, as the case may be, for such period of time as may be requested by the Company or such underwriter, such period not to exceed (x) 180 days plus (y) such extension or extensions as may be required by the underwriter in order to publish research reports while complying with the rules of the Financial Industry Regulatory Authority. The Holder agrees to execute such written agreements reflecting the foregoing as may be requested by the underwriters at the time of Initial Public Offering. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of the Holder.

8.            Termination. This Warrant (and the right to purchase Warrant Shares upon exercise hereof) shall terminate upon the earliest to occur of the following (the "Expiration Date"): (i) the seventh (7th) anniversary of the date of this Warrant; (ii) the closing of an initial public offering of the Company's securities (an "IPO"); or (iii) the consummation of a Deemed Liquidation Event. As used herein, a "Deemed Liquidation Event" means (a) if such term is used and defined in the Company's Certificate of Incorporation as then in effect, the meaning given to such term and (b) if not, any of: (1) the acquisition of a majority of the voting capital stock Company (or its successor by way of merger) by a third party or group of third parties, by means of any transaction or series of related transactions, including any stock acquisition, reorganization, merger or consolidation (but excluding any sale of stock principally for bona fide capital raising purposes, or a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions continue to hold at least a majority of the voting power of the surviving or resulting entity in substantially the same proportions); (2) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions (except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Corporation); or (3) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

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9.            Notices of Certain Transactions. In case of (i) a Deemed Liquidation Event; (ii) an IPO; (iii) the Company’s common stock being listed on a securities exchange or quoted on any inter-dealer quotation system; or (iv) any capital reorganization or reclassification of the Company's capital stock, then, and in each such case, the Company will provide written notice to the Holder specifying, as the case may be, the effective date on which such Deemed Liquidation Event, Public Offering, reorganization or reclassification is to take place, and the time, if any is to be fixed, as of which the holders of record of common stock of the Company are to be determined. Such notice shall be given by the Company at least (x) 10 business days prior to the record date or effective date for the event specified in such notice, or (y) if the record date or effective date is less than 10 business days from the date on which the Company reasonably determines that the event will in fact occur, such lesser number of days.

10.          Reservation of Stock. The Company will at all times reserve and keep available sufficient number of shares of common stock and, if applicable, preferred stock for issuance and delivery upon the exercise in full of this Warrant. If at any time prior to the Expiration Date or earlier termination of this Warrant the number of authorized but unissued shares of common stock and, if applicable, preferred stock shall not be sufficient to permit exercise in full of this Warrant, then the Company shall promptly take such corporate action as is necessary to increase the Company’s authorized but unissued shares of common stock and, if applicable, preferred stock to such number of shares as shall be sufficient for such purposes.

11.          Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (without any obligation for surety or bond), or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

12.          No Rights as Stockholder. Until the exercise of this Warrant and delivery of the Warrant Shares in respect thereof, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13.          No Fractional Shares. No fractional shares of stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one Warrant Share on the date of exercise, as determined in accordance with Section 3(b).

14.          Amendment or Waiver. No term of this Warrant may be amended or waived except pursuant to an instrument in writing signed by the Company and the Holder.

15.          Headings. The headings in this Warrant are used for convenience only and are not to be considered in construing or interpreting any provision of this Warrant.

16.          Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

17.          Survival of Representations. The warranties, representations and covenants of the parties contained in this Warrant shall survive the execution and delivery of this Warrant.

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18.          Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties. The terms and conditions of this Warrant shall be binding upon any purported successor, assignee or transferee of the Holder, this Warrant or any Warrant Shares, notwithstanding that such purported succession, assignment or Transfer was not valid and is not recognized by the Company. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

19.          Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

20.          Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

21.          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.

22.          Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page, or as subsequently modified by written notice.

23.          Entire Agreement. This Warrant, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

[SIGNATURE PAGE FOLLOWS]

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The Company and the Holder have executed this Warrant to as of the date first written above.

MONOGRAM ORTHOPAEDICS INC.

By:	/S/ BENJAMIN SEXSON
Name:	BENJAMIN SEXSON
Title:	CEO

Agreed to and Accepted:

PRO-DEX, INC.

By:	/s/ Rick Van Kirk
Name:	Rick Van Kirk
Title:	President, CEO

Holder's Address for Notice:

Pro-Dex, Inc.
2361 McGaw Avenue
Irvine, CA 92614
Attention: Rick Van Kirk, CEO

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EXHIBIT A

EXERCISE NOTICE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To Monogram Orthopaedics Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ___________________ [Common Shares][Preferred Shares] (the "Warrant Shares") issuable upon exercise of the Warrant. Payment for the Warrant Shares is hereby made:

____ by delivery of $_________ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant.

____ cashless exercise pursuant to Section 3(b) of the Warrant.

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name, address, and social security or federal employer identification number (if applicable)

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares that the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Please print name, address, and social security or federal employer identification number (if applicable)

Name of Holder (print):

(Signature):

(By:)

(Title:)

Dated: _______________, __________

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